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                                                                    Exhibit 99.2


                       SECOND FORBEARANCE AGREEMENT

     This Second Forbearance Agreement ("Agreement") is made as of July 6, 2001, by and among Internet Cable Corporation, a Nevada corporation, Cable Systems Technical Services Inc., a Delaware corporation, Cable Systems Corporation, TSi, NA., a Delaware corporation, Internet Cable Corporation, NA., a Delaware corporation, CAD Consultants, Inc., a New Jersey corporation (each a "Borrower", collectively the "Borrowers") Cable Systems Technical Services, Inc., a corporation of the province of Ontario ("Guarantor") and Progress Bank ("Lender").

                                   BACKGROUND

     A. Borrowers and Lender are parties to a certain Loan and Security Agreement dated August 15, 2000, (the "Loan Agreement"), pursuant to which Lender established financing arrangements for the benefit of Borrowers.

     B. On or about April 12, 2001, Borrowers, Guarantor and Lender entered into a Forbearance Agreement (the Loan Agreement, Forbearance Agreement and all instruments, documents and agreements executed in connection therewith or related thereto are referred to herein collectively as the "Existing Loan Documents". All capitalized terms not otherwise defined herein shall have the meaning ascribed thereto in the Loan Agreement.)

     C. On or about April 12, 2001, Guarantor executed a General Security Agreement in which Guarantor unconditionally guarantied the Obligations of Borrowers to Lender and pledged its assets as security for such Guaranty. The Security Interest in Guarantor's assets was perfected by the filing of a finance statement with the province of Ontario.

     D. Certain additional Events of Default have occurred and are continuing under the Existing Loan Documents and Borrowers have nonetheless requested that Lender agree, in consideration of the undertakings and obligations of Borrowers set forth herein, to make certain accommodations, and to temporarily forbear from the exercise of Lender's rights and remedies under the Existing Loan Documents. Lender has agreed to make such accommodations as and only to the extent set forth herein, and without waiving any of Lender's rights and remedies.

     E. Borrowers and Lender desire to set forth their agreements in writing.

     NOW THEREFORE, with the foregoing Background deemed incorporated by reference and for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto, intending to be legally bound, covenant and agree as follows:

                   SECTION 1 - ACKNOWLEDGMENT OF INDEBTEDNESS,
                             EVENTS OF DEFAULT ETC.

     1.1 Revolving Credit. As of July 6, 2001, the principal amount outstanding under the Loan


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Agreement is $493,471.79, (the "Current Debt") which amount is owing without defense, setoff, counterclaim or deduction of any nature.

                     SECTION 2 - AMENDMENT TO LOAN AGREEMENT

     2.1 The definitions of "Borrowing Base" and "Maximum Line of Credit Amount" contained in Section 1.1 of the Loan Agreement are hereby amended and restated as follows:

          Borrowing Base - Sixty percent (60%) of the net Qualified Accounts.

          Maximum Line of Credit Amount - shall equal the Current Debt. The Current Debt shall reduce dollar for dollar by any Mandatory Payments received by Lender pursuant to Section 5 of this Agreement.

     2.2 The definition of "Qualified Account" contained in Section 1.1 of the Loan Agreement is hereby amended and restated as follows:

          Qualified Account - An Account arising in the ordinary course of any Borrowers' or Guarantor's business, except for Accounts of CAD Consultants, Inc. which are expressly ineligible, and provided that no Account shall be a Qualified Account if:

               (i) it arises out of services provided by any Borrower to a Subsidiary or an Affiliate or to a Person controlled by an Affiliate of a Borrower; or

               (ii) it is due or unpaid more than ninety (90) days after the original invoice date; or

               (iii) Fifty percent (50%) or more of the Accounts from the
                     Obligor are not Qualified Accounts hereunder; or

               (iv) any covenant, representation or warranty contained in any agreement with respect to such Account has been breached; or

               (v) the Obligor is also a Borrower's creditor, vendor or supplier; or

               (vi) the Obligor has commenced a voluntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or made an assignment for the benefit of creditors, or a decree or order for relief has been entered by a court having jurisdiction over the Obligor in an involuntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or any other petition or other application for relief under the federal bankruptcy laws has been filed against the Obligor, or if the Obligor has failed, suspended business, ceased to be Solvent, or consented to or suffered the appointment of a receiver, trustee, liquidator or custodian to be appointed


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                    for it or for all or a significant portion of its assets or affairs, or if there is any reason known to Borrowers that such Account is not readily collectible; or

              (vii) it arises from a sale to a Obligor or the provision of services outside the United States, provided however that Qualified Canadian Accounts shall be eligible; or

             (viii) it arises from a sale to an Obligor on a bill-and-hold, guaranteed sale, sale-or-return, sale-on-approval, consignment or any other conditional, repurchase or return basis; or

               (ix) the Obligor is the United States of America or any
                    department, agency or instrumentality thereof, unless Borrowers assign its right to payment of such Account to Lender, for the benefit of Lender, in a manner satisfactory to Lender, so as to comply with the Assignment of Claims Act of 1940 (31 U.S.C.ss.203 et seq., as amended); or

               (x) the Account is not at all times subject to Lender's duly perfected, first priority security interest or is subject to a Lien other than a Permitted Lien; or

               (xi) the goods giving rise to such Account have not been
                    delivered to and accepted by the Obligor or the services giving rise to such Account have not been performed by Borrowers and accepted by the Obligor or the Account otherwise does not represent a final sale; or

              (xii) the Account is evidenced by chattel paper or an instrument of any kind, or has been reduced to judgment; or

             (xiii) Borrowers have made any agreement with the Obligor for, or the Obligor has otherwise claimed or has a right to, any offset against, deduction therefrom or reduction thereto, except for discounts or allowances which are made in the ordinary course of business according to contractual arrangements between Borrowers and Obligor and discounts allowances which are made in the ordinary course of business for prompt payment and which discounts or allowances are reflected in the calculation of the face value of each invoice or any statement (or attachment thereto) related to such Account; or

              (xiv) it represents finance charges or interest, to such extent;
                    or

               (xv) it represents a retainer; or


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              (xvi) it arises out of a sale made by Borrowers to an employee, officer or director of Borrowers or any immediate family member thereof; or

             (xvii) it is based on an invoice without a definite due date or is based on a pre- billed invoice; or

            (xviii) it is subject to litigation or arbitration; or

              (xix) it arises from a sale to an Obligor on a cash-on-delivery or sight draft basis; or

               (xx) the Account is otherwise deemed unacceptable by Lender in its reasonable discretion.

          In computing the amount of Qualified Accounts, all credit memos issued by Borrowers shall be deducted from such amount.

     2.3 Section 6.13(a) of the Loan Agreement shall be amended to add a new subsection (v) as follows:

               (v)  on every business day a Borrowing Base Certificate.


                             SECTION 3 - FORBEARANCE

     3.1 Grant of Forbearance. Subject to the terms and conditions, and satisfaction of the Effectiveness Conditions of this Agreement, through the Termination Date (as defined below), Lender shall forbear from taking any action or exercising any rights or remedies under the Existing Loan Documents against Borrowers, Borrowers' property or the Collateral, because of the Existing Defaults as such term is defined in the Forbearance Agreement ("Existing Defaults"). On the Termination Date, all forbearance with respect to the Existing Defaults shall cease and, thereupon, Lender may, in its discretion, and apart from any rights as a result of any new Event of Default, exercise rights and remedies against Borrowers, Borrowers' property and the Collateral. The Termination Date shall be the date that is the earlier to occur of either (i) the occurrence of an Event of Default (other than the Existing Defaults as defined in the ) or (ii) the occurrence of a Termination Event (as defined below).

     3.2 Preservation of Rights. Lender does not waive any of the Existing Defaults. All Existing Defaults are preserved, pending fulfillment of Borrowers' obligations under this Agreement and under the Existing Loan Documents. The granting of the forbearance hereunder shall not be deemed a waiver of any of Lender's rights and remedies or constitute a course of conduct or dealing on behalf of Lender. Subject only to the forbearance described herein, Lender specifically reserves all rights and remedies.

     3.3 Termination Event. The occurrence of any of the following shall be considered a termination event ("Termination Event").


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          a.   Failure of the Borrowers to terminate Lender's obligations to
               Advance funds under the Loan Agreement and to provide a payoff of all Obligations due Lender on or before July 20, 2001.

          b. Any breach or default by Borrowers of any condition, covenant or obligation in this Agreement.

                             SECTION 4 - COLLATERAL

     4.1 Affirmation of Existing Collateral. Borrowers and Guarantor covenant, confirm and agree that Lender as security for the repayment of the Obligations, has, and shall continue to have, and is hereby granted a continuing lien on and security interest in the Collateral including but not limited to any tax refunds due from any taxing authorities to any Borrower, all whether now owned or hereafter acquired, created or arising, together with all proceeds, including insurance proceeds thereof. Borrowers and Guarantor acknowledge and agree that nothing herein contained in any way impairs Lender's existing rights and priority in the Collateral.

     4.2 Further Assurances. Upon execution of this Agreement, and thereafter as Lender may from time to time request, Borrowers shall further assist Lender in effectuating the terms and intent of this Agreement and the Existing Loan Documents and in assuring continued, effective and proper perfection of the Lender's liens and security interests in the Collateral.

                         SECTION 5 - MANDATORY PAYDOWNS

     5.1 Borrowers shall deliver to Lender the following monies:

          a.   Two-Hundred and Fifty Thousand Dollar on or before July 6, 2001

          b. If Lender has not been paid in full, Borrowers shall direct that the approximately $340,000 tax refund due Cable Systems Corporation, TSi NA by the Internal Revenue Service relating to the tax return filed in or about May, 2001 (the "Refund") be paid to Lender. Borrowers shall deposit with Lender in the existing Lock Box in kind any Refund Check from the Internal Revenue Service.

          c. Until such time as Lender has been paid in full, all proceeds of the dispositions and/or sale of collateral of CAD Consultants, Inc. and Cable Systems Technical Services, Inc. (Delaware).

        Lender shall apply proceeds received form Borrower pursuant to this paragraph to permanently reduce the Maximum Line of Credit Amount. Lender agrees that to the extent that it receives any monies in excess of the Obligations, such monies shall be promptly returned at Borrowers' direction.


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                   SECTION 6 - CONDITIONS TO EFFECTIVENESS

     6.1 Conditions. Lender's undertakings hereunder are subject to satisfactory completion, as determined by Lender in its sole discretion, (all documents to be in form and substance satisfactory to Lender) of the following conditions ("Effectiveness Conditions"):

          a. Borrowers' and Guarantor's execution and delivery of this Agreement.

          b. Borrower's delivery of corporate actions authorizing the execution and delivery of this Agreement and performance of the transactions contemplated hereby.

          c.   Payment of a Forbearance Fee of Three Thousand Dollars ($3,000).

          d.   Payment of all legal and all collateral examination fees.

          e.   Delivery of a Borrowing Base Certificate.


                   SECTION 7 - REPRESENTATIONS AND WARRANTIES

     Borrowers warrant and represent to Lender that:

     7.1 Prior Representations. By execution of this Agreement, Borrowers reconfirm that all warranties and representations made to Lender under the Existing Loan Documents and restates such warranties and representations as of the date hereof all of which shall be deemed continuing until all of the Obligations are paid and satisfied in full.

     7.2 Authorization. The execution and delivery by Borrowers of this Agreement and the performance by Borrowers of the transactions herein contemplated (i) are and will be within their powers, (ii) have been authorized by all necessary corporate action, and (iii) are not and will not be in contravention of any order of court or other agency of government, of law or of any indenture, agreement (except for the Existing Loan Documents) or undertaking to which Borrowers are party or by which the property of Borrowers are bound, or be in conflict with, result in a breach of or constitute (with due notice and/or lapse of time) a default under any such indenture, agreement or undertaking, or result in the imposition of any lien, charge or encumbrance of any nature on any of the properties of Borrowers.

     7.3 Valid, Binding and Enforceable. This Agreement and any assignment or other instrument, document or agreement executed and delivered in connection herewith, will be valid, binding and enforceable in accordance with their respective terms.


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                    SECTION 8 - BORROWERS' EXISTING COVENANTS

     8.1 Existing Covenants. Borrowers covenant that on and after the date of execution of this Agreement and until the Obligations are indefeasibly paid and satisfied in full that, except as expressly modified hereby, Borrowers shall continue to observe and maintain compliance with all covenants, representations and warranties arising in the Existing Loan Documents.

                            SECTION 9 - MISCELLANEOUS

     9.1 Default.

         (a) In addition to each of the Events of Default set forth in the Existing Loan Documents, the (i) failure of Borrowers to comply with its representations, warranties, covenants, Mandatory Paydowns or other undertakings under this Agreement, (ii) occurrence of a Termination Event, or (iii) occurrence or institution of any action or proceeding which may adversely affect Borrowers' ability to perform under this Agreement (as determined by Lender in its reasonable discretion), shall be an Event of Default under the Existing Loan Documents and upon such failure, Lender's undertakings under this Agreement may at Lender's discretion, and without notice to Borrowers immediately terminate and Lender may exercise its rights and remedies as granted under the Existing Loan Documents and under applicable law or in equity.

         (b) Any Event of Default, other than the Existing Defaults, under any of the Existing Loan Documents, shall be considered an Event of Default under all of the Existing Loan Documents and upon such Event of Default, Lender's undertakings under this Agreement may at Lender's discretion, and without notice to Borrowers immediately terminate and Lender may exercise its rights and remedies as granted under the Existing Loan Documents and under applicable law or in equity.

     9.2 Integrated Agreement. This Agreement shall be deemed incorporated into and made a part of the Existing Loan Documents. Except as expressly set forth herein, all of the terms, conditions and agreements of the Loan Agreement and Existing Loan Documents are ratified and confirmed. The Existing Loan Documents and this Agreement shall be construed as integrated and complementary of each other, and as augmenting and not restricting Lender's rights, remedies and security. If, after applying the foregoing, an inconsistency still exists, the provisions of this Agreement shall control.

     9.3 Non-Waiver. No omission or delay by Lender in exercising any right or power under this Agreement, or the Existing Loan Documents or any related agreement will impair such right or power or be construed to be a waiver of any default or Event of Default or an acquiescence therein, and any single or partial exercise of any such right or power will not preclude other or further exercise thereof or the exercise of any other right, and no waiver will be valid unless in writing and then only to the extent specified. Lender's rights and remedies are cumulative and concurrent and may be pursued singly, successively or together.

     9.4 Headings. The headings of any paragraph of this Agreement are for convenience only and shall not be used to interpret any provision of this Agreement.


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     9.5 Survival. All warranties, representations and covenants made by
Borrowers herein, or in any agreement referred to herein or on any certificate, document or other instrument delivered by them or on their behalf under this Agreement, shall be considered to have been relied upon by Lender. All statements in any such certificate or other instrument shall constitute warranties and representations by Borrowers hereunder. All warranties, representations, and covenants made by Borrowers hereunder or under any other agreement or instrument shall be deemed continuing until the Obligations are indefeasibly paid and satisfied in full.

     9.6 Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto. No delegation by Borrowers of any duty or obligation of performance may be made or is intended to be made to Lender. No rights are intended to be created hereunder or under any related instruments, documents or agreements for the benefit of any third party donee, creditor, incidental beneficiary or affiliate of Borrowers.

     9.7 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania. The provisions of this Agreement are to be deemed severable, and the invalidity or unenforceability of any provision shall not affect or impair the remaining provisions which shall continue in full force and effect.

     9.8 WAIVER OF JURY TRIAL. BORROWERS AND LENDER EACH HEREBY WAIVE ANY AND ALL RIGHTS EITHER MAY HAVE TO A JURY TRIAL IN CONNECTION WITH ANY LITIGATION COMMENCED BY OR AGAINST ANY OF THE PARTIES TO THIS AGREEMENT WITH RESPECT TO RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO UNDER THIS AGREEMENT OR UNDER THE EXISTING LOAN DOCUMENTS.

     9.9 EXCLUSIVE JURISDICTION. BORROWERS AND LENDER EACH IRREVOCABLY CONSENT TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF COMMON PLEAS LOCATED WITHIN THE EASTERN DISTRICT OF PENNSYLVANIA OR THE UNITED STATES DISTRICT COURT FOR THE EASTERN DISTRICT OF PENNSYLVANIA IN ANY AND ALL ACTIONS AND PROCEEDINGS WHETHER ARISING HEREUNDER OR UNDER THE EXISTING LOAN DOCUMENTS. BORROWERS IRREVOCABLY AGREE TO SERVICE OF PROCESS BY CERTIFIED MAIL RETURN RECEIPT REQUESTED TO THE ADDRESS CURRENTLY CONTAINED IN LENDER'S RECORDS.

     9.10 RELEASE. AS FURTHER CONSIDERATION FOR LENDER'S AGREEMENT TO GRANT THE ACCOMMODATIONS AND FORBEARANCE SET FORTH HEREIN, BORROWERS HEREBY WAIVE AND RELEASE AND FOREVER DISCHARGES LENDER AND ITS OFFICERS, DIRECTORS, ATTORNEYS, AGENTS AND EMPLOYEES FROM ANY LIABILITY, DAMAGE, CLAIM, LOSS OR EXPENSE OF ANY KIND THAT BORROWERS MAY HAVE NOW OR HEREAFTER AGAINST LENDER OR ANY OF THEM ARISING OUT OF OR RELATING TO THE OBLIGATIONS, THIS AGREEMENT OR THE EXISTING LOAN DOCUMENTS.

     9.11 Advice of Counsel. Borrowers acknowledge that they have consulted with independent legal counsel concerning this Agreement and specifically regarding the effect and implications of Sections 9.8, 9.9, and 9.10 above and Borrowers knowingly and voluntarily hereby waive the rights described therein or affected thereby.


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     9.12 Counterparts. This Agreement may be executed in any number of counterparts, each of which, when so executed, shall be deemed to be an original, and such counterparts together, shall constitute one and the same respective agreement.

     9.13 Payment of Obligations. Upon receipt of payment in full of all Obligations due hereunder in good funds, Lender covenants to return the Revolving Credit Note marked "PAID" and to execute any documents reasonably necessary to terminate its liens in the Collateral.


                         [SIGNATURES ON FOLLOWING PAGE]


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     IN WITNESS WHEREOF, the parties have executed this Forbearance Agreement as of the day and year first above written.


PROGRESS BANK                           INTERNET CABLE CORPORATION

By: /s/ Michael Wilk                    By:  /s/ Joseph Melanson
   -----------------------------            ---------------------------------
Name:   Michael Wilk                    Name:    Joseph Melanson
     ---------------------------             --------------------------------
Title:  Vice President                  Title:   CEO
      --------------------------              -------------------------------


CABLE SYSTEMS TECHNICAL SERVICES,       CABLE SYSTEMS CORPORATION, TSI
INC.                                                  NA.

By:  /s/ Joseph Melanson                By:  /s/ Joseph Melanson
    ---------------------------------       ---------------------------------
Name:    Joseph Melanson                Name:    Joseph Melanson
     --------------------------------        --------------------------------
Title:   CEO                            Title:   CEO
      -------------------------------         -------------------------------


INTERNET CABLE CORPORATION, NA.         CAD CONSULTANTS, INC.

By:  /s/ Joseph Melanson                By:  /s/ Joseph Melanson
    ---------------------------------       ---------------------------------
Name:    Joseph Melanson                Name:    Joseph Melanson
     --------------------------------        --------------------------------
Title:   CEO                            Title:   CEO
      -------------------------------         -------------------------------


        By acknowledging below, Cable Systems Technical Services, Inc. a corporation of the province of Ontario, hereby certifies that it has read this Second Forbearance Agreement, understands Borrowers' and Guarantor's obligations hereunder, and agrees that its Guaranty remains in full force and effect.

CABLE SYSTEMS TECHNICAL SERVICES, INC.

By:  /s/ Joseph Melanson
    ---------------------------------
Name:    Joseph Melanson
     --------------------------------
Title:   CEO
      -------------------------------


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